UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York		10014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

As of December 31, 2018, UroGen Pharma Ltd. had $101.3 million of cash and cash equivalents. This financial result is preliminary, unaudited and subject to completion and may differ from what will be reflected in our audited consolidated financial statements as of and for the year ended December 31, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2019, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, approved the payment of cash performance bonuses of $334,000 to Ron Bentsur, the Company’s former Chief Executive Officer, $100,000 to Mark Schoenberg, the Company’s Chief Medical Officer, $223,000 to Stephen Mullennix, the Company’s Chief Operating Officer, and $97,000 to Peter Pfreundschuh, the Company’s Chief Financial Officer. The foregoing cash performance bonuses were awarded based on the achievement of 2018 corporate performance goals.

Item 8.01 Other Information.

On January 22, 2019, UroGen Pharma Ltd. (the “Company”) issued a press release (the “Press Release”) announcing the commencement of a proposed public offering of $150 million of its ordinary shares, par value NIS 0.01. A copy of the Press Release is attached as Exhibit 99.1 to this report.

The Company is also filing the information contained in Exhibit 99.2 for the purpose of updating certain aspects of the Company’s publicly disclosed descriptions of its business and risk factors.

On January 22, 2019, the Company delivered written notice to Jefferies LLC (“Jefferies”) that it was suspending and terminating the prospectus supplement related to the Company’s ordinary shares, par value NIS 0.01, issuable pursuant to the Open Market Sales Agreement (as defined below) (the “ATM Prospectus Supplement”) pursuant to the terms of the Open Market Sale AgreementSM, dated October 12, 2018 (the “Open Market Sales Agreement”), by and between the Company and Jefferies. The Company will not make any sales of its securities pursuant to the Open Market Sales Agreement, unless and until a new prospectus supplement is filed. Other than the termination of the ATM Prospectus Supplement, the Open Market Sales Agreement remains in full force and effect.

A copy of the Open Market Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form F-3 (333-227811) filed with the Securities and Exchange Commission on October 12, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 22, 2019

99.2	Disclosure Updates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROGEN PHARMA LTD.

Dated: January 22, 2019	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer